UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2009
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification Number)
incorporation)

4211 South 102nd Street
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
On July 20, 2009, TD AMERITRADE, Inc., a wholly owned indirect subsidiary of TD AMERITRADE Holding Corporation, finalized settlements with each of the U.S. Securities and Exchange Commission, the New York Attorney General’s Office and the Pennsylvania Securities Commission acting on behalf of the North American Securities Administrators Association, concluding their investigations into TD AMERITRADE, Inc.’s offer and sale of auction rate securities (“ARS”).
Pursuant to these settlements, TD AMERITRADE, Inc. commenced on August 10, 2009 an offer to purchase, at par plus accrued but unpaid dividends and interest to the day of purchase, certain ARS from certain of its customers. For those customers with assets at TD AMERITRADE, Inc. of $250,000 or less as of March 13, 2009 (“First Tier Customers”), TD AMERITRADE, Inc.’s offer to purchase eligible ARS expired on October 26, 2009. For those customers with assets at TD AMERITRADE, Inc. of more than $250,000 as of March 13, 2009 (“Second Tier Customers”), TD AMERITRADE, Inc.’s offer to purchase eligible ARS will remain open until at least March 23, 2010.
As of the expiry of the offer on October 26, 2009, TD AMERITRADE, Inc. had received tenders of eligible ARS from First Tier Customers and Second Tier Customers of approximately $271 million.   TD AMERITRADE, Inc. has accepted and will purchase these tendered ARS from First Tier Customers by November 2, 2009 and will accept and purchase these tendered ARS from Second Tier Customers by November 13, 2009.
TD AMERITRADE, Inc. estimates that up to approximately $121 million of eligible ARS of Second Tier Customers may remain outstanding and eligible for the offer as of October 27, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: October 30, 2009	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Chief Financial Officer